UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2025

TTM TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-31285	91-1033443
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 East Sandpointe, Suite 400, Santa Ana, CA	92707
(Address of principal executive offices)	(Zip Code)

(714) 327-3000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	TTMI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 8, 2025, Kenton K. Alder tendered, and the Board of Directors (the “Board”) of TTM Technologies, Inc. (the “Company”) accepted, his resignation from his position as a Class II director of the Company and any Board committees thereof. Mr. Alder’s resignation was not a result of a disagreement with the Company relating to the Company’s operations, policies or practices.

Mr. Alder’s resignation was required due to his attainment of the mandatory retirement age of 75, and the Board was obligated to accept his resignation, in each case as prescribed in the Company’s Corporate Governance Guidelines.

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 8, 2025, the Company held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”). Of the 101,621,163 shares of common stock outstanding on the record date, 94,269,333 shares were present at the Annual Meeting in person or by proxy, representing approximately 92.77% of the total outstanding shares eligible to vote. All proposals passed, and the Class I Directors recommended by the Company were elected.

The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

Proposal 1 – Election of Class I Directors

Name	Votes For	Votes Against	Abstain	Broker Non-Votes
Wajid Ali	87,061,160	2,246,472	17,750	—
Thomas T. Edman	86,606,607	2,701,028	17,747	—
Chantel E. Lenard	83,189,671	6,095,725	39,986	—

Proposal 2 – Advisory Vote on the Compensation of Named Executive Officers

Votes For:	87,699,668
Votes Against:	1,601,431
Abstain:	24,283
Broker Non-Votes:	4,943,951

Proposal 3 – Ratification of Appointment of KPMG LLP as the independent registered public accounting firm for the fiscal year ending December 29, 2025

Votes For:	93,070,386
Votes Against:	1,172,403
Abstain:	26,544
Broker Non-Votes:	—

Item 7.01 Regulation FD Disclosure.

On May 8, 2025, the Company issued a press release announcing Mr. Alder’s resignation (the “Alder Press Release”). A copy of the Alder Press Release is furnished with this Report as Exhibit 99.1 and is incorporated herein by reference.

The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On May 9, 2025, the Company issued a press release announcing that the Board authorized and approved a new share repurchase program (the “Repurchase Program Press Release”). The Company’s previous two-year repurchase program expired on May 3, 2025. Under the new program, the Company may repurchase up to $100 million in value of the Company’s outstanding shares of common stock from time to time through May 7, 2027. A copy of the Repurchase Program Press Release is attached to this Report as Exhibit 99.2 and is incorporated by reference into this Item 8.01.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K, including Exhibits 99.1 and 99.2, contains forward-looking statements that relate to future events. The Company cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect the Company’s current expectations, and the Company does not undertake to update or revise these forward-looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other Company statements will not be realized. The statements also involve risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from the forward-looking statements. For a description of additional factors that may cause the Company’s actual events or results to differ from any forward-looking statements, please review the information set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description

99.1	Press release regarding Kenton K. Alder’s resignation, dated May 8, 2025

99.2	Press release regarding share repurchase program, dated May 9, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TTM TECHNOLOGIES, INC.

Date: May 9, 2025		/s/ Daniel J. Weber
	By:	Daniel J. Weber
Executive Vice President, Chief Legal Officer & Secretary